Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Business Financial Services, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-129059) on Form S-8 of First Business Financial Services, Inc. of our report dated April 22, 2005 except as to Note 2b which is as of December 21, 2005, with respect to the consolidated balance sheets of First Business Financial Services, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows, for each of the years in the three-year period ended December 31, 2004, which report appears in the Registration Statement on Form 10, as amended on December 21, 2005, incorporated herein by reference.

As discussed in Note 2 to the consolidated financial statements, the consolidated balance sheets as of December 31, 2004 and 2003 and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004 have been restated.

/s/KPMG LLP

Milwaukee, Wisconsin
December 21, 2005